Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Arbitron Inc.:

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 33-49601, 33-61551, 33-34035, 2-97570, 33-56833, 33-54379, 33-56325, 33-62319, 33-64913, 333-01793, 333-01887, 333-03661, 333-28069, 333-58143, 333-58145, 333-66643, 333-50757, 333-83455, 333-89565, 333-39384, 333-56296 and 333-56826) of Arbitron Inc. (formerly known as Ceridian Corporation) of our reports dated September 7, 2000, except as to the effect of matters discussed in Note 2 concerning the reverse stock split which is as of November 28, 2000, relating to the combined balance sheets of Arbitron (as defined in Note 2 to the combined financial statements), a division of Ceridian Corporation, as of December 31, 1999 and 1998, and the related combined statements of income, changes in divisional equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 1999, and the related combined financial statement schedule, which appear in the Information Statement in New Ceridian Corporation’s Registration Statement on Form 10/A, which Information Statement is included in this Current Report on Form 8-K of Arbitron Inc. dated March 30, 2001.

/s/ KPMG LLP

Baltimore, MD
March 28, 2001